As filed with the Securities and Exchange Commission on October 23, 2019

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MILLICOM INTERNATIONAL CELLULAR S.A.

(Exact Name of Registrant as Specified in Its Charter)

Grand Duchy of Luxembourg		98-0390444
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
2, Rue du Fort Bourbon, L-1249 Luxembourg Grand Duchy of Luxembourg +352-277-59094
(Address of Principal Executive Offices, Including Zip Code)

Millicom International Cellular S.A. Long-Term Incentive Performance Share and Deferred Short-Term Incentive Share Program
(Full title of the plan)

CT Corporation System 28 Liberty Street New York, NY 10005 +1 212-894-8800
(Name, address and telephone number, including area code, of agent for service)

With a copy to:
John Meade Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(2)
Common Shares (par value $1.50 per share) to be issued in connection with the Long-Term Incentive Performance Share and Deferred Short-Term Incentive Program	5,000,000	$ 48.51	$ 242,525,000	$ 31,479.75
(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any Common Share, nominal value $1.50 per share (“Common Shares”), of Millicom International Cellular S.A. that become issuable under the plans covered by the Millicom International Cellular S.A. Long-Term Incentive Performance Share and Deferred Short-Term Incentive Share Program (the “Program”) by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Common Shares.

(2)	Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices per Common Share as reported on the Nasdaq Stock Market on October 17, 2019.

INTRODUCTORY STATEMENT

This Registration Statement on Form S-8 (the “Registration Statement”) is prepared to register the issuance of a maximum number of 5,000,000 shares of common stock of Millicom International Cellular, S.A., a public limited company incorporated under the laws of the Grand Duchy of Luxembourg (the “Registrant”) that are reserved for issuance upon the settlement of performance-based awards that have been issued under the Program.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Program as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by Registrant with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)       Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the Commission on February 28, 2019, as amended on April 15, 2019;

(b)       All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 20-F referred to in clause (a) above; and

(c)       The description of the Registrant’s common shares, par value $ 1.50 per share, which is contained in the Registrant’s Form 20-F (File No. 001-38763), filed with the Commission on December 13, 2018, including any amendment or report for the purpose of updating such description.

All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable. See the description of the Registrant’s common shares contained in the Registration Statement on Form 20-F (File No. 001-38763), filed with the Commission on December 13, 2018.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Pursuant to the provisions of Luxembourg law, Registrant may not indemnify a director or officer for criminal liability, gross negligence, fraud, willful misconduct, or an intentional breach of his or her statutory duties.

Registrant shall indemnify any director or officer and his or her heirs, executors and administrators for any damages, compensation and costs to be paid by him or her and any expenses reasonably incurred by him or her as a consequence of, or in connection with any action, suit or proceeding to which he or she may be a party by reason of him or her being or having been a director or officer of Registrant, or, at the request of Registrant, of any other company of which Registrant is a shareholder or creditor, except in relation to matters as to which he or she shall be finally judged in such action, suit or proceeding to be liable for gross negligence or willful misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which Registrant is advised by its legal counsel that the person to be indemnified did not commit such breach of duty. The foregoing right of indemnification shall not exclude other rights to which he or she may be entitled.

The indemnification by Registrant shall include the right of Registrant to pay or reimburse a defendant’s reasonable legal costs before any proceeding or investigation against the defendant which has resulted in a final judgment, settlement or conclusion, provided that Registrant’s directors shall have determined in good faith that the defendant’s actions did not constitute willful and deliberate violations of the Luxembourg law of 10 August 1915 on commercial companies, as amended, and shall have obtained the relevant legal advice to that effect.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Consolidated Articles of Association of Millicom International Cellular S.A. (incorporated herein by reference to Exhibit 1.1 to Registrant’s Registration Statement on Form 20-F (File No. 001-38763) filed with the SEC on December 13, 2018)
5.1	Opinion of Hogan Lovells (Luxembourg) LLP, counsel for Registrant, as to the legality of the securities being registered (filed herewith)
23.1	Consent of Independent Registered Public Accounting Firm (Luxembourg) (filed herewith)
23.2	Consent of Independent Auditors (Guatemala City) (filed herewith)
23.3	Consent of Hogan Lovells (Luxembourg) LLP, counsel for Registrant (included in Exhibit 5.1)
24	Powers of Attorney (included in signature pages hereof)
99.1	The Millicom International Cellular S.A. Long-Term Incentive Performance Share and Deferred Short-Term Incentive Share Program (filed herewith)

Item 9. Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii)       To include any material information with respect to the Program not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer, or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Grand Duchy of Luxembourg, on the 23rd day of October, 2019.

MILLICOM INTERNATIONAL CELLULAR S.A.

By:	/s/ Mauricio Ramos
	Name:	Mauricio Ramos
	Title:	President and Chief Executive Officer

U.S.-based agent of service

By:	/s/ Salvador Escalon
	Name:	Salvador Escalon
	Title:	Authorized Representative in the United States

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below, constitutes and appoints Mauricio Ramos, Tim Pennington and Salvador Escalon, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Millicom International Cellular S.A. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more registration statements on Form S-8 under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign the name of the undersigned to any such registration statement, and any amendments to any such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mauricio Ramos	President and Chief Executive Officer and Director (principal executive officer)	October 23, 2019
Mauricio Ramos

/s/ Tim Pennington	Senior Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	October 23, 2019
Tim Pennington

/s/ José Antonio Ríos García	Director	October 23, 2019
José Antonio Ríos García

/s/ Pernille Erenbjerg	Director	October 23, 2019
Pernille Erenbjerg

/s/ Odilon Almeida	Director	October 23, 2019
Odilon Almeida

/s/ Janet Davidson	Director	October 23, 2019
Janet Davidson

/s/ Tomas Eliasson	Director	October 23, 2019
Tomas Eliasson

/s/ Mercedes Johnson	Director	October 23, 2019
Mercedes Johnson

/s/ Lars-Åke Norling	Director	October 23, 2019
Lars-Åke Norling

/s/ James Thompson	Director	October 23, 2019
James Thompson

/s/ Salvador Escalon	Authorized Representative in the United States	October 23, 2019
Salvador Escalon